Exhibit 11


              STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE
               FOR THE YEARS ENDED MARCH 31, 2001, 2000, AND 1999


                                                                   2001               2000                1999
                                                              ---------          ---------          ----------
BASIC:
Weighted average number of common shares                      7,128,889          7,098,728           7,053,446
                                                              =========          =========           =========

DILUTED:
Weighted average number of common shares                      7,128,889          7,098,728           7,053,446
Dilutive effect of common stock equivalents:
   Stock options                                                      -                  -             138,097
                                                              ---------          ---------           ---------
Weighted average number of common equivalent shares
 outstanding                                                  7,128,889          7,098,728           7,191,543
                                                              =========          =========           =========


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